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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                  Westlake Vinyl Corporation ("Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That in lieu of a meeting and vote of directors, the Board of Directors of the Corporation, by unanimous written consent filed with the Corporation, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, That the Certificate of Incorporation be amended by changing Article I to read as follows:

                                    ARTICLE I

                  The name of the corporation is Westlake Chemical Corporation.

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of all outstanding stock entitled to vote thereon have given written consent to the above amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware, and said written consent has been filed with the Corporation.

                  THIRD: That said amendments were duly adopted in accordance with the provisions of Section 141, 216, 228, and 242 of the General Corporation Law of the State of Delaware.

                  FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendments.

                  IN WITNESS WHEREOF, Westlake Vinyl Corporation has caused this certificate to be signed by its Executive Vice President and attested by its Secretary, this 31st day of October, 1993.

                                             WESTLAKE VINYL CORPORATION

                                             By:     /s/ A. Chao
                                                 -------------------------------
                                                     Albert Chao
                                                     Executive Vice President

ATTEST:

By:     /s/ Michael A. Robison
   --------------------------------
        Michael A. Robison
        Secretary